Exhibit 99.1

    The Middleby Corporation Reports Record Fourth Quarter Results

    ELGIN, Ill.--(BUSINESS WIRE)--Feb. 16, 2004--The Middleby Corporation (NASDAQ:MIDD), a leading worldwide manufacturer of restaurant and foodservice cooking equipment, today reported record results for the fourth quarter and year ended January 3, 2004.
    Net earnings of $5,841,000 or $0.60 per share on net sales of $57,786,000 for the fourth quarter increased from the prior year fourth quarter net loss of $2,089,000 or ($0.23) per share on net sales of $54,460,000. Net earnings for the year ended January 3, 2004 were $18,698,000 or $1.99 per share on sales of $235,402,000 as compared to net 2002 earnings of $6,102,000 or $0.67 per share on sales of $229,108,000. Net earnings for the 2002 fourth quarter and full year periods included a non-recurring charge of $5,514,000 or $0.60 per share related to $9,122,000 of debt refinancing expenses net of $3,608,000 in tax benefits.

    Financial Highlights

    --  Net sales up 6.1% in the fourth quarter; 2.7% for the year

    -- Gross margin rate of 37.2% for the quarter and 36.5% for the year ended 2003 as compared to 34.2% and 34.3% in the fourth quarter and year ended 2002

    -- Operating income margins of 15.5% for the fourth quarter and 14.9% for the year ended 2003 improved from 14.4% in the prior year quarter and 13.0% for the year ended 2002

    -- Total debt reduced to $56,500,000 for the year ended 2003 from $87,962,000 at the end of 2002

    "We are proud of our company's financial and operating performance in 2003. Together, our business units delivered record earnings and cash flows," said President and Chief Executive Officer Selim A. Bassoul. "Sales growth accelerated in the fourth quarter, reflecting increased business in the U.S. driven in part by the success of new products along with continued expansion in the international markets. As we move into 2004, we are introducing new patented and innovative products focused on speed of cooking and energy savings."
    William F. Whitman, Jr., Chairman of the Board, added, "We reduced total debt during the quarter by $5.7 million and $31.5 million for the entire year. The debt reduction in 2003 included prepayments of $18.6 million on high interest notes due to Maytag Corporation, of which only $2.0 million remain outstanding. In light of our strong cash flows, we were also pleased to have issued a $0.25 per share special dividend to our shareholders in December 2003."

    Conference Call

    A conference call will be held at noon EST on Tuesday, February 17 and can be accessed by dialing 1(800) 374-0538 and providing password 5571977. Members of the financial community who participate in the question and answer session will receive a separate call-in number. A webcast of the conference call can be accessed through investor services at www.middleby.com. A digital replay of the call will be available approximately one half hour after its completion and can be accessed by calling 1(800) 642-1687 and providing password 5571977. A transcript of the call will also be posted on the company website.

    Investor Conference

    Middleby also announces that it will be presenting on February 18 at 10 a.m. PST at the Roth Capital Partners 16th Annual Growth Stock Conference taking place at the St. Regis Monarch Beach Resort and Spa in Dana Point, California. Investors may access the Internet webcast of the presentation at www.middleby.com.

    Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings.

    The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for cooking and food preparation in commercial and institutional kitchens and restaurants throughout the world. The company's leading equipment brands include Blodgett(R), Blodgett Combi(R), Blodgett Range(R), CTX(R), MagiKitch'n(R), Middleby Marshall(R), Pitco Frialator(R), Southbend(R), and Toastmaster(R). Middleby's international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice equipment in the global marketplace. Middleby's international manufacturing subsidiary, Middleby Philippines Corporation, is a leading supplier of specialty equipment in the Asian markets.
    For further information about Middleby, visit www.middleby.com.


                       THE MIDDLEBY CORPORATION
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in 000's, Except Per Share Information)
                              (Unaudited)

                                Three Months Ended   Fiscal Year Ended
                                4th Qtr,  4th Qtr,   4th Qtr, 4th Qtr,
                                  2003      2002       2003     2002
                                --------------------------------------
Net sales                        $57,786  $54,460  $235,402  $229,108
Cost of sales                     36,268   35,838   149,549   150,608
                                --------------------------------------

    Gross profit                  21,518   18,622    85,853    78,500

Selling & distribution expense     7,408    6,639    29,609    28,213
General & administrative expense   5,131    4,116    21,228    20,556
                                --------------------------------------

    Income from operations         8,979    7,867    35,016    29,731

Interest expense and deferred
 financing amortization, net       1,144    2,397     5,891    11,180
Loss (gain) on acquisition
 financing derivatives                17     (177)      (62)     (286)
Debt refinancing expenses              -    9,122         -     9,122
Other expense (income), net          337      506       366       901
                                --------------------------------------

    Earnings before income taxes   7,481   (3,981)   28,821     8,814

Provision for income taxes         1,640   (1,892)   10,123     2,712
                                --------------------------------------

    Net earnings                  $5,841  $(2,089)  $18,698    $6,102
                                ======================================

    Net earnings excluding debt
     refinancing expenses, net
     of tax(1)                   $ 5,841  $ 3,425  $ 18,698  $ 11,616
                                ======================================


Net earnings per share:

    Basic                          $0.64   $(0.23)    $2.06     $0.68

    Diluted                        $0.60   $(0.23)    $1.99     $0.67

Net earnings per share excluding
 debt refinancing expenses, net
 of tax(1):

    Basic                          $0.64    $0.38     $2.06     $1.29

    Diluted                        $0.60    $0.37     $1.99     $1.27

Weighted average number shares:

    Basic                          9,162    9,025     9,065     8,990

    Diluted                        9,744    9,250     9,392     9,132

(1) This information was presented in the 2002 financial statements as "Earnings before extraordinary item" and "Earnings per share before extraordinary item."


                       THE MIDDLEBY CORPORATION
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                          (Amounts in 000's)
                              (Unaudited)

                                                    Jan. 3,   Dec. 28,
                                                     2004       2002
                                                   --------- ---------
ASSETS
Cash and cash equivalents                            $3,652    $8,378
Accounts receivable, net                             23,318    27,797
Inventories, net                                     25,381    27,206
Deferred tax assets                                  12,838    13,341
Other current assets                                  1,219     1,069
                                                   --------- ---------
    Total current assets                             66,408    77,791

Property, plant and equipment, net                   24,921    27,500

Goodwill                                             74,761    74,761
Other intangibles                                    26,300    26,300
Other assets                                          1,671     1,610
                                                   --------- ---------

    Total assets                                   $194,061  $207,962
                                                   ========= =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                $14,500   $14,400
Accounts payable                                     19,490    13,488
Accrued expenses                                     28,928    36,013
                                                   --------- ---------
    Total current liabilities                        62,918    63,901

Long-term debt                                       42,000    73,562
Long-term deferred tax liability                      8,762     7,878
Other non-current liabilities                        18,789    17,989

Shareholders' equity                                 61,592    44,632
                                                   --------- ---------

    Total liabilities and shareholders' equity     $194,061  $207,962
                                                   ========= =========

    CONTACT: The Middleby Corporation
             Darcy Bretz, 847-429-7756
             David Baker, 847-429-7915
             Timothy FitzGerald, 847-429-7744